UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501

(Address of principal executive offices)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

MeadWestvaco Corporation (the “company”) is filing this Form 8-K to update certain sections included in its Annual Report on Form 10-K for the year ended December 31, 2011 which was filed with the Securities and Exchange Commission (“SEC”) on February 27, 2012 to give effect to the discontinued operations presentation of the Consumer & Office Products business, as well as the change in the company’s segment reporting structure of its packaging businesses. In addition, the company is providing revisions to certain sections included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2012 which was filed with the SEC on May 1, 2012 to give effect to the discontinued operations presentation of the Consumer & Office Products business.

Effective May 1, 2012, the company completed the spin-off of its Consumer & Office Products business and subsequent merger of that business with ACCO Brands Corporation. As a result of this transaction, the Consumer & Office Products business was reported as a discontinued operation beginning in the second quarter of 2012. Results for the first quarter of 2012 and prior periods included in this document have been recast to present this business as a discontinued operation.

Effective January 1, 2012, the company changed the segment reporting structure of its packaging businesses. The new segment reporting structure consists of three market-focused lines of business which are Food & Beverage, Home, Health & Beauty, and Industrial. Results for 2011 and prior periods included in this document have been conformed to the new segment reporting structure.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Revisions to Annual Report on Form 10-K for the Year Ended December 31, 2011.

99.2	Revisions to Quarterly Report on Form 10-Q for the Three Months Ended March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: October 30, 2012		John J. Carrara
Assistant Secretary

Exhibit Index

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Revisions to Annual Report on Form 10-K for the Year Ended December 31, 2011.

99.2	Revisions to Quarterly Report on Form 10-Q for the Three Months Ended March 31, 2012.